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                                                                   Exhibit 10.21

Data Service Cooperation Agreement Between Beijing Enlight Times Info Co., Ltd. and Hurray! Solutions Ltd.

This Cooperation Agreement (this "Agreement") is executed in Beijing by and between the following parties through amicable consultations:

Party A: Beijing Enlight Times Info Co., Ltd.
Address: West Ring, Beike Plaza, No.27 Xisanhuanbeilu, Haidian District,
         Beijing Tel: 010-68436665
Zip: 100089

Party B: Hurray! Solutions Ltd.
Address: 305, China Resources Building, Jianguomen Beidajie, Dongcheng District,
         Beijing
Tel: 86-10-65188989
Zip: 100005

Whereas

     Party A has the advantage in the planning, production and market promotion of entertainment information, and Party B has the advantage in the technical development, platform operation and maintenance and market promotion of wireless data value-added services.

     In the principle of complementary advantages, resources sharing, good faith and mutual benefit, and mutual development, both parties intend to jointly establish long term wireless data value-added services, and provide mobile data services on fee-charging basis to the subscribers of China Mobile and China Unicom. Both parties enter into the following agreement through amicable consultations.

Definition

"Profits from Cooperation", means the profits from cooperation between the parties hereto in the services of SMS, MMS, IVR and other data services, not including such profits arising from cooperation between the parties in WAP and PAS services.

"Amount of Profits", means the reconciled amount provided by the operators (China Mobile/China Unicom) in connection with the cooperation projects between the parties hereto.

Content of Cooperation:

     Party A and Party B shall cooperate on the wireless data value-added service platforms ("Service Platform) of China Mobile headquarters and local companies, and of China Unicom headquarters and local companies, where Party B operates wireless data value-added service, to provide fee-charging information and content services to mobile subscribers. Content service shall include but not limited to celebrities, music billboard, entertainment center, information service shall include SMS, MMS and IVR services. The services jointly provided by the parties shall be subject to the discussion and confirmation by both parties hereto. The parties hereto may expand and increase the scope of cooperation between the parties from time to time in the future, and sign supplementary documents.

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1.   Representations and Warrants by Party A:

1.1 Party A warrants that it has full authority and capacity to execute and perform this Agreement and to be bound by this Agreement.

1.2 Party A warrants that it shall cooperate with Party B in TV programs produced by Party A of "Celebrities", "Music Billboard" and "Entertainment Center" (hereinafter the "Cooperation Project") (not including WAP service), to provide data services integrating the content of Cooperation Project featuring SMS service.

1.3 Party A warrants that during the cooperation period, Party A shall cooperate with Party B on exclusive basis in connection with Cooperation Project within the data service area of China Mobile headquarter and local companies, and of China Unicom headquarter and local companies, and that Party A shall not cooperate with any other parties in identical or similar services. With respect to other cooperation projects with other partners, Party A may continue normal supply of content, but shall not cooperate in connection with TV program promotion projects.

1.4 Party A warrants that the actual broadcasting of Cooperation Project at local TV stations is in conformity with the "Table of Cooperation Project Broadcasting Stations" that Party A has submitted to Party B. If there is any relevant change, Party A shall notify Party B in writing within 3 days upon such change.

1.5 Party A shall be responsible for conducting appropriate promotion of branding and services at relevant media channels in connection with the cooperation between the parties.

1.6 Party A warrants that the joint data services of the parties shall be included in all the off-line, ground and web site activities in connection with the Cooperation Project (except for special activities, such as the Pepsi Music Billboard Award Ceremony).

1.7 Party A warrants that the joint data service of the parties shall be at least in each session announced twice orally by the show person and showed by rolling titles for 15 seconds.

1.8 Party A warrants that the cooperation content and its form authorized by Party A shall be truthful and correct, is in conformity with relevant Chinese laws and regulations applicable to the performance of this Agreement and relevant rules of the operators supplied by, and does not infringe upon the legal rights of any third parties, including without limitation intellectual property rights.

1.9 Party A shall compensate Party B in an appropriate, timely and effective manner of any loss suffered by Party B, including without limitation any and all law suit, claims, administrative punishments, loss and damages, arising from or in connection with Party A's violation of the above warrants.

2.   Representations and Warrants by Party B:

2.1 Party B warrants that it has full authority and capacity to execute and perform this Agreement and to be bound by this Agreement.

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2.2 Party B shall be responsible for providing to subscribers on fee-charging basis wireless data service value-added information service of the Cooperation Project with Party A.

2.3 Party B shall be responsible for developing functional module, backstage management system and data basis for the wireless data service value-added information service platform, and to update and maintain the platform.

2.4 Party B shall cause mobile operators to conduct appropriate promotion of the branding and service under cooperation between the parties hereto on relevant media channels.

2.5 Party B shall be responsible for designing and developing the content of cooperation, and assisting Party A to update and maintain the same.

2.6 Upon Party A's authorization, Party B shall enjoy necessary use right concerning the copyright of information provided by Party A under this Agreement, and warrants no to use such right in other services beyond the scope of cooperation between the parties hereto.

2.7 Party B shall compensate Party A in an appropriate, timely and effective manner for any loss suffered by Party A, including without limitation any and all lawsuits, claims, administrative punishments, loss and damages, arising from or in connection with Party B's violation of the above warrants.

3.   Profits from Cooperation

3.1 The Profits from Cooperation shall be settled after deduction of minimum payment to Party A.

3.2 Minimum payment: With respect to the Cooperation Project provided by Party A, Party B shall make a minimum payment to Party A at the amount of RMB 6
                                                                    -----
million/per year.
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3.2 Profit participation: The actual profits from the cooperation between the parties shall be the income that Party B actually settled from mobile operators in each month after deduction of mobile operators' fee collection charge (according to relevant documents of mobile operators), 5% sales tax and 0.5% additional tax. The base amount for profit participation between the parties shall be the actual profit minus minimum payment to Party A at RMB 0.5 million yuan/month. The actual profit shall be shared between Party A and Party B at 5:5, that is, 50% for each party hereto.

4.   Method for Settlement

4.1 Party B shall first make the minimum payment to Party A at RMB 0.5 million
                                                                   -----------
in each month (for details of payment, see Section 4.2). In the event that the actual profit is below RMB 0.5 million/month paid by Party B, Party A will not
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share any profit; if the actual profit is higher than RMB 0.5 million yuan, the
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amount in excess shall be shared between the parties according to the ratio above mentioned.

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4.2 Within 5 days after the execution of this Agreement, Party B shall remit into a bank account designated by Party A the minimum payment for the first two month of the Cooperation Project (i.e., from April 1, 2004 until May 31, 2004), at the aggregate amount of RMB 1 million. The parties hereto agree that the
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Cooperation Project shall be officially online on April 1, 2004, and the minimum payment shall be remitted to the bank account designated by Party A within 3 days at the beginning of the even month the minimum payment (RMB 1 million/two months) on a bimonthly basis (i.e., June, August, October, and December in 2004, and February in 2005).

4.3 Time for settlement of profit participation on the amount in excess of the minimum payment: Party B shall deliver in each month to Party A the settlement bill of the Cooperation Project between the parties for Party A's verification. Within 15 working days after Party B's settlement with mobile operators, Party B shall make payment of Party A's profit in the previous billing cycle into the bank account designated by Party A (the billing cycle shall be in conformity with operators' settlement cycle).

5.   Data Verification

5.1 During the cooperation period, Party B shall in each month deliver to Party A in writing the statistical data in writing of such cooperation services, which constitutes the basis for calculation of cooperation service fees that Party B shall pay Party A. The actual settlement between Party A and Party B shall be based upon the actual amount settled between mobile operators and Party B (taking into account of the discrepancy between the statistics from operators and that of the parties hereto, and also other unpredictable factors), and Party B shall submit relevant written form certificates (original documents from operators) to Party A in connection therewith.

6.   Term of Cooperation

6.1 This Agreement shall become effective after signed and affixed with the seal of the parties hereto, the term of which shall be expire on April 1, 2005. If neither party offers to terminate this Agreement at the expiration hereof, the term of this Agreement shall be automatically renewed for one year.

6.2 Either party may propose to the other party to extend the term of this Agreement within thirty (30) days prior to the expiration hereof, and the parties may execute renewal agreement upon consent of both parties.

7.   Force Majeure

7.1 "Force Majeure" means all the events that can not be controlled or foreseen, nor can be avoided by the parties hereto, including without limitation government action, operators action, natural disaster, war, hacker attach or other similar events.

7.2 Any party hereto affected by Force Majeure event may suspend the performance of its obligations hereunder, and shall not be held responsible for the breach of this Agreement. However, the party affected by Force Majeure event shall promptly inform the other party the cause for the suspension of or inability in the performance hereof and the predicated period for such suspension, and shall try its best efforts to overcome such event and eliminate the negative effect thereof.

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7.3 The Party affected by such Force Majeure event shall timely provide the other party with relevant certificate evidencing the occurrence of such event, if such party fails to provide the other party with such certificate, the other party may require such party to assume liabilities for breach according to the provisions hereof.

8.   Liabilities for Breach

8.1 The parties hereto shall exercise their rights and perform their obligations in justified manner, so as to guarantee the successful performance of this Agreement.

8.2 Any party fails to fully and timely perform its obligations shall assume liabilities for breach; if damages are caused to other parties, such party shall compensate other parties for direct loss and relevant economic loss arising therefrom.

9.   Termination

9.1 Any party may terminate this Agreement forthwith upon make written notice to the other party to the extent that the other party is in breach of this Agreement and fails to rectify such breach within 7 days after receipt of notice from the non-breaching party about the occurrence and existence of such breach.

9.2 Except for the preceding provisions, if any party intends to terminate this Agreement, such party shall make 30 days written application to the other party, and, upon written confirmation of the other party, this Agreement shall be terminated 30 days after the date of confirmation by the other party.

10.  Dispute Resolution

10.1 With respect to any dispute between the parties arising in the performance of this Agreement that can not be solved through amicable consultations, both parties agree to submit such dispute to China International Economic and Trade Arbitration Commission for final resolution.

11.  Miscellaneous

11.1 The cooperation projects, terms of cooperation, and profit sharing hereunder shall not include WAP service and PAS service.

11.2 Without prior written consent of the other party, neither party shall transfer its rights and obligations hereunder to any third parties. For the purpose of this Section 11.2, "third parties" does not include Party B's controlling subsidiary WVAS Solutions.

11.3 This Agreement is in four originals, each party holding two thereof, with the same legal effect. All the Exhibits relating to this Agreement shall have the same legal effect with this Agreement.

11.4 This Agreement shall become effective after being executed by the representatives of the parties and affixed with the seal of both parties.

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Party A: Beijing Enlight Times Info Co., Ltd. (Seal)

Legal representative or authorized representative (Signature): Li Xiaoping

Date:

Party B: Hurray! Solutions Ltd. (Seal)

Legal representative or authorized representative (Signature): Yang Fan

Date:

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